UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Lee Road, Suite 200

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Amendment to Consulting Services Agreement with Frank Ruffo

On March 23, 2023, Aclaris Therapeutics, Inc. (the “Company”) and former Chief Financial Officer Frank Ruffo entered into an amendment (the “Amended Consulting Agreement”) to the consulting services agreement, effective as of January 1, 2023, between Mr. Ruffo and the Company (the “Consulting Agreement”). The Amended Consulting Agreement extends the term of the Consulting Agreement from March 3, 2023 through June 30, 2023. The Amended Consulting Agreement also provides for a monthly consulting fee of $12,500 to be paid to Mr. Ruffo for services rendered and provides that his last day of vesting for any outstanding equity awards granted by the Company to Mr. Ruffo was March 2, 2023, and no outstanding equity awards will vest thereafter.

The foregoing summary of the Amended Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended Consulting Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Amendment No. 1 to Consulting Services Agreement, dated as of March 23, 2023, by and between the Company and Frank Ruffo.
104	The cover page from Aclaris Therapeutics, Inc.’s Form 8-K filed on March 27, 2023, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Douglas Manion
Date: March 27, 2023		Douglas Manion
Chief Executive Officer and President

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